Exhibit A

JOINT FILING AGREEMENT

This will confirm the agreement by and among all the undersigned that the Schedule 13D filed on or about this date and any amendments thereto with respect to beneficial ownership by the undersigned of shares of Common Stock of Centennial Resource Development, Inc. is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934. This agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

October 21, 2016

CENTENNIAL RESOURCE DEVELOPMENT, LLC

By:	/s/ Ward Polzin
Ward Polzin
Chief Executive Officer

NGP X US HOLDINGS, L.P.

By:	NGP X Holdings GP, L.L.C., its general partner

By:	/s/ Tony Weber
Tony Weber
Authorized Person

NGP X HOLDINGS GP, L.L.C.

By:	/s/ Tony Weber
Tony Weber
Authorized Person

NGP NATURAL RESOURCES X, L.P.

By:	G.F.W. Energy X, L.P., its general partner

By:	GFW X, L.L.C., its general partner

By:	/s/ Tony Weber
Tony Weber
Authorized Member

G.F.W. ENERGY X, L.P.

By:	GFW X, L.L.C., its general partner

By:	/s/ Tony Weber
Tony Weber
Authorized Member

GFW X, L.L.C.

By:	/s/ Tony Weber
Tony Weber
Authorized Member

NGP ENERGY CAPITAL MANAGEMENT, L.LC.

By:	/s/ Tony Weber
Tony Weber
Authorized Member